SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

MISSISSIPPI CHEMICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	001-12217 (Commission File Number)	64-0292638 (I.R.S. Employer Identification Number)
3622 Highway 49 East Yazoo City, Mississippi (Address of principal executive offices)		39194 (Zip code)

Registrant's telephone number, including area code: (662) 746-4131

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     Monthly Operating Report for August 1 through August 31, 2003.

          On May 15, 2003, Mississippi Chemical Corporation and its domestic subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Mississippi. In connection with such filing, the Debtors are required to file monthly operating reports with the United States Trustee and the Bankruptcy Court. Attached hereto as Exhibit 99 is the monthly operating report for the period from August 1, 2003, through August 31, 2003, which was filed with the United States Trustee and the Bankruptcy Court on September 15, 2003.

     Production Changes

          During September 10-12, 2003, the Registrant recalled furloughed employees at its Yazoo City, Mississippi, facilities and its Carlsbad, New Mexico, East mining and refining facilities. The Registrant recalled its Yazoo City employees in response to the improved supply/demand balance for ammonium nitrate moving into the fall season, as well as the improved price relationship between ammonium nitrate and natural gas. Since the Yazoo City facility went to a reduced operating schedule in June 2003, the Registrant sold substantially all of its ammonium nitrate inventory. At its Carlsbad East mining and refining facilities, the Registrant believes that it is reasonable to resume production based on the reduction in inventory levels since June 2003.

     Forward-Looking Statements

          Except for the historical statements and discussion contained herein, statements set forth in this report constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "believes," "plans," "anticipates," "estimates," "potential," or "continue," the negatives of such words, or other comparable terminology. Since these forward-looking statements rely on a number of assumptions concerning future events, risks and other uncertainties that are beyond our ability to control, readers are cautioned that actual results may differ materially from such forward-looking statements. Future events, risks and uncertainties that could cause a material difference in such results include, but are not limited to, (i) the ability of the Company to operate pursuant to the terms of the cash collateral order, (ii) operating constraints, costs and uncertainties associated with the bankruptcy proceedings, (iii) the ability of the Company to develop, prosecute, confirm and consummate a plan of reorganization with respect to the case, (iv) the ability of the Company to receive trade credit, (v) the ability of the Company to maintain contracts that are critical to its operations, (vi) changes in matters which affect the global supply and demand of fertilizer products, (vii) the volatility of the natural gas market, (viii) a variety of conditions in the agricultural industry such as grain prices, planted acreage, projected grain stock, U.S. government policies, weather, and changes in agricultural production methods, (ix) possible unscheduled plant outages and other operating difficulties, (x) price competition and capacity expansions and reductions from both domestic and international competitors, (xi) foreign government agricultural policies (in particular, the policies of the governments of India and China regarding fertilizer imports), (xii) the relative unpredictability of international and local economic conditions, (xiii) the relative value of the U.S. dollar, (xiv) regulations regarding the environment and the sale and transportation of fertilizer products, (xv) oil costs and the impact of war in the Middle East, (xvi) the continuing efficacy of unfair trade remedies, and the outcome of pending unfair trade remedy (antidumping) cases, and (xvii) other important factors affecting the fertilizer industry and us as detailed in Item 1 under the heading "Certain Business Factors" and elsewhere in our most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission.

Item 7.      Financial Statements and Exhibits.

     (c)   Exhibits.

Exhibit Number	Description
99	Monthly Operating Report for the period from August 1 through August 31, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MISSISSIPPI CHEMICAL CORPORATION

By: /s/ Timothy A. Dawson
Name: Timothy A. Dawson
Title: Senior Vice President and Chief Financial Officer

Date: September 16, 2003

EXHIBIT INDEX
Exhibit Number	Description
99	Monthly Operating Report for the period from August 1 through August 31, 2003